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                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|


Check the appropriate box:
|_|   Preliminary proxy statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive proxy statement
|_|   Definitive additional materials
|X|   Soliciting material pursuant to Rule 14a-12


                              PULASKI BANCORP, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:
                N/A
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(2)   Aggregate number of securities to which transactions applies:
                N/A
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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                N/A
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(4)   Proposed maximum aggregate value of transaction:
                N/A
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(5)   Total Fee paid:
                N/A
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|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:
                N/A
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(2)   Form, schedule or registration statement no.:
                N/A
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(3)   Filing party:
                N/A
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(4)   Date filed:
                N/A
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NEWS RELEASE


FOR IMMEDIATE RELEASE
January 10, 2002


                              Contact:    John T. Robertson, President
                                          Pulaski Savings Bank
                                          (973) 564-9000


                   PULASKI BANCORP, INC ANNOUNCES APPROVAL OF
                   PLAN OF MERGER WITH KEARNY FINANCIAL CORP.

      Springfield, NJ, January 10, 2002 - John T. Robertson, President of Pulaski Bancorp, Inc. announced today that Kearny Financial Corp., Kearny, New Jersey ("Kearny") and Pulaski Bancorp, Inc. have entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which Pulaski Bancorp, Inc. will merge with and into Kearny. Kearny Federal Savings Bank is a Federally chartered savings bank which is wholly-owned by Kearny a federally-chartered mid-tier holding company and subsidiary of Kearny, MHC, a federally-chartered mutual holding company. Pulaski Savings Bank ("Pulaski Bank") is a federally-chartered stock savings bank which is wholly-owned by Pulaski Bancorp, Inc. ("Pulaski Bancorp") which is a federally-chartered mid-tier holding company and subsidiary of Pulaski Bancorp, MHC, a federally-chartered mutual holding company. Pursuant to the Agreement, the mutual holding company structure of Pulaski Bancorp, MHC will be eliminated and Pulaski Bank will ultimately merge with and into Kearny Federal Savings Bank. The stockholders of Pulaski Bancorp other than Pulaski Bancorp, MHC (the "Public Stockholders") will receive $32.90 in cash in exchange for each share of common stock.

      The transaction is subject to several conditions, including the receipt of regulatory approvals and the approval of the stockholders of Pulaski Bancorp. Kearny Federal Savings Bank will establish a Pulaski Advisory Board of Directors, which will include all the directors of Pulaski Savings Bank. The depositors of Pulaski Savings Bank will become depositors of Kearny Federal Savings Bank and obtain liquidation rights and subscription rights in Kearny Federal. The common stock of Pulaski Bancorp currently trades over the counter under the symbol "PLSK."

      Mr. Robertson, stated, "We are excited about becoming part of Kearny. We believe this type of transaction allows our Public Stockholders to receive a significant premium for their stock while our depositors retain their membership rights in Kearny."



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      Matthew T. McClane, President of Kearny Federal Savings Bank, stated
"Kearny Federal has continued to expand and grow its franchise during the past several years through mergers, acquisitions of branch offices and internal expansion. We believe that the acquisition of Pulaski Savings Bank will enable Kearny Federal to continue to expand its franchise. Upon completion of this merger, we will have a total of fifteen offices with two additional offices to be opened in the next several months. Kearny Federal will be able to offer expanded services and a larger network of branches and ATMs to its current customers and those of Pulaski Savings. Pulaski Savings Bank is a community-oriented local financial institution, like Kearny Federal."

      Kearny Savings Bank serves its communities through nine offices in Hudson, Bergen, Passaic and Morris counties, New Jersey. At December 31, 2001, Kearny Financial Corp. had total assets of $1.2 billion, deposits of $955 million and equity of $220 million. As of December 31, 2001, Pulaski Savings Bank had total assets, deposits and stockholders' equity of $236 million, $199 million and $25 million, respectively. Pulaski currently operates six full-service branches located in the cities of Springfield, Spotswood, Irvington, Milltown, Toms River and Bayville, New Jersey.

      Investors and security holders are advised to read the proxy statement and other documents related to the Kearny and Pulaski merger when they become available and any amendments to these documents when they become available because they will contain important information. Investors and security holders may obtain these documents free of charge, when available, and other documents filed by Pulaski Bancorp with the Securities and Exchange Commission at the SEC's Internet web site (www.sec.gov) and these documents may be obtained for free from Pulaski Bancorp by directing such request to Pulaski Bancorp, Inc., Investor Relations, 130 Mountain Avenue, Springfield, New Jersey 07081, telephone (973) 574-9000.

      Pulaski Bancorp and its directors intend to solicit proxies from Pulaski Bancorp shareholders in favor of the merger. The names of the directors of Pulaski Bancorp and information regarding their security holdings may be obtained for free from Pulaski Bancorp by directing such request to Pulaski Bancorp, Inc., Investor Relations, 130 Mountain Avenue, Springfield, New Jersey 07081, telephone (973) 574-9000.

      Pulaski will be filing a proxy statement and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the "SEC"). THE COMPANY URGES INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC's web site (www.sec.gov). In addition, documents filed with the SEC by Pulaski will be available free of charge from the Pulaski Bancorp, Inc., Investor Relations, 130 Mountain Avenue, Springfield, New Jersey 07081. Documents filed with the SEC by Pulaski will be available free of charge from Pulaski Bancorp, Inc., Investor Relations, 130 Mountain Avenue, Springfield, New Jersey 07081, telephone (973) 574-9000. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.



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      Pulaski and its directors, executive officers, may be deemed to be participants in the solicitation of proxies of Pulaski stockholders to approve the merger. Pulaski's Board of Directors is composed of Edward J. Mizerski, Peter C. Pietrucha, Thomas Bentkowski, Eugene J. Bogucki, Anthony C. Majeski, Walter F. Rusak and John T. Robertson. Beneficial ownership of the directors and executive officers at Pulaski may be obtained free of charge from the SEC website or Pulaski Bancorp, Inc., Investor Relations, 130 Mountain Avenue, Springfield, New Jersey 07081.